UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2011

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2011, Mitchel Sayare, Ph.D. was named Chairman of the Board of Directors (the “Board”) of PharmAthene, Inc. (the “Company”) effective immediately, replacing John Pappajohn, who had resigned from the Board on July 14, 2011.  Dr. Sayare has been a member of the Board since April 2010.

In connection with his appointment, Dr. Sayare was granted an option to purchase 60,000 shares of the Company’s common stock, one-third of which vests immediately, and one-third of which vests on each of the second and third anniversaries of the grant date.   In addition, Dr. Sayare will receive 50% of the cash retainer he would otherwise receive as Chairman of the Board and of the Governance and Nominating Committee of the Board over the next three years in the form of an option to purchase 52,139 shares of common stock, which was granted on July 17, 2011, and vests in equal quarterly installments commencing October 15, 2011.  The options, which have an exercise price of $2.67 per share (the closing price of the Company’s common stock on the NYSE Amex on July 15, 2011), were granted under the Company's 2007 Long-Term Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: July 19, 2011	By:	/s/ Jordan P. Karp
Jordan P. Karp, Esq.
Senior Vice President and General Counsel